FUND LIQUIDATIONS:

WisdomTree Korea Hedged Equity Fund
WisdomTree Japan Hedged Tech, Media and Telecom Fund
WisdomTree Japan Quality Dividend Growth Fund
WisdomTree International Hedged SmallCap Dividend Fund
WisdomTree International Hedged Equity Fund


   Registrant incorporates by reference Form 497, dated and filed on March 1, 2017.
   (SEC Accession No. 0001193125-17-063998)